UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 12, 2017 (December 11, 2017)

BROOKFIELD DTLA FUND OFFICE
TRUST INVESTOR INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36135 (Commission File Number)	04-2616226 (IRS Employer Identification Number)

250 Vesey Street, 15th Floor, New York, New York 10281
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)
(212) 417-7000

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Series A Preferred Stock

On December 11, 2017, Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”) reconvened the Special Meeting (the “Special Meeting”) of holders of the Company’s 7.625% Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) originally scheduled to be held on November 10, 2017.  As previously disclosed, due to the fact that a quorum was not present on November 10, 2017, the Special Meeting was adjourned until December 11, 2017.

At the Special Meeting, the holders of the Series A Preferred Stock elected two directors to serve until the 2018 Annual Meeting of its stockholders and until their successors are duly elected and qualified, or if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period, in accordance with Maryland law, the Company’s charter and the Second Amended and Restated Bylaws of the Company, dated August 11, 2014.  No other matters were presented to the holders of the Series A Preferred Stock for a vote at the Special Meeting.  The results of the voting, as certified by the Inspector of Election of the Special Meeting, are set forth below.

Election of Directors

Name	For	Against	Abstentions
Phillip Goldstein	3,297,552	0	376,995
Andrew Dakos	3,298,121	0	376,426

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

Dated: December 12, 2017	By:	/s/ Michelle L. Campbell
		Name:	Michelle L. Campbell
		Title:	Vice President, Secretary